                                                                     EXHIBIT 4.3


     THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("Act") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                                  MEDJET INC.
                     1090 King Georges Post Rd., Suite 301
                           Edison, New Jersey  08837


               WARRANT TO PURCHASE 45,000 SHARES OF COMMON STOCK

     THIS CERTIFIES THAT, for value received, STEVEN G. COOPERMAN, M.D. (the "Holder") is entitled to subscribe for and purchase FORTY-FIVE THOUSAND (45,000) shares (as adjusted pursuant to Paragraph 5 hereof, the "Shares") of the fully paid and nonassessable Common Stock of MEDJET INC., a Delaware corporation (the "Company") at a price per share (the "Warrant Price") equal to $6.70 per share, subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.001 par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

     1.   Term.  The purchase right represented by this Warrant is exercisable,
          ----
in whole or in part, at any time and from time to time commencing on the date hereof and ending at the earlier of (a) 5:00 p.m. New Jersey time on the fifth
(5th) calendar anniversary hereof or (b) the merger, consolidation or acquisition of all or substantially all of the Company's assets provided the Company has complied with the provisions of Section 4.

     2.   Method of Exercise; Payment; Issuance of New Warrant.  (a) Subject to
          ----------------------------------------------------
Paragraphs 1 and 11 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time on or after the date hereof, (i) only as to that fraction of the Shares subject to this Warrant determined by dividing the number of full one year periods elapsed since the date hereof by four (4); it being understood that after four (4) years from the date hereof, this Warrant shall be exercisable in full; and (ii) by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the Warrant Price per share. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty-day period.

          (b) In lieu of exercising this Warrant as provided in Section 2(a) above, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

                          Y (A - B)
                          ---------

               X    =         A

Where

               X  - The number of shares of Common Stock to be issued to Holder;

               Y  - The number of shares of Common Stock purchasable under this
                    Warrant;

               A  - The fair market value of one share of the Company's Common
                    Stock; and

               B  - Warrant Price (as adjusted to the date of such calculations;

          (c)  Determination of Fair Market Value.  For purposes of Section 2(b)
               ----------------------------------
above, fair market value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

          (i) If the exercise is in connection with a sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" for such type of security specified in the final prospectus with respect to such offering.

          (ii) If the exercise is not in connection with a Public Offering, then as follows:

                   (A) If such type of security is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices of such type of security on such exchange over the 30-day period ending five business days prior to the Determination Date;

                   (B) If such type of security is traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid prices of such type of security over the 30-day period ending five business days prior to the Determination Date; and

                   (C) If there is no public market for such type of security, then fair market value shall be determined by mutual agreement of the Holder and the Company, and if the Holder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder, the cost to be shared equally by the parties.

     3.   Stock Fully Paid; Reservation of Shares.  All Shares that may be
          ---------------------------------------
issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof; provided that the Company shall not be required to pay any transfer taxes with respect to the issue of shares in any name other than that of the registered holder hereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall at all times take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such shares of Common Stock as duly and validly issued, fully paid and nonassessable shares upon exercise in full of this Warrant.

     4.   Notice of Capital Changes.  If at any time the Company shall offer for
          -------------------------
subscription pro rata to the holders of shares of Common Stock any additional
             --- ----
shares of stock of any class, other rights or any equity security of any kind, or there shall be any capital reorganization or reclassification of the capital stock of the Company (including, without limitation, any stock split, stock dividends, recapitalizations, reclassifications or similar events), or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another company or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of shares of Common Stock shall participate in such subscription rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date in respect thereto.

     5.   Certain Adjustments.
          -------------------

     5.1  Common Stock Dividends.  If the Company at any time prior to the
          ----------------------
expiration of this Warrant shall pay a dividend with respect to the Common Stock payable in shares of Common Stock, or make any other distribution with respect to the Common Stock, then the purchase price per share shall be appropriately decreased, and the number of Warrant Shares shall be appropriately increased in proportion to such dividend.

     5.2  Splits and Subdivisions.  In the event the Company should at any time
          -----------------------
or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock of the Company, or the determination of the holders of Common Stock of the Company entitled to receive a dividend or other distribution payable in additional shares of Common Stock of the Company or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of the Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share purchase price shall be appropriately decreased, and the number of Warrant Shares shall be appropriately increased in proportion to such increase of outstanding shares.

     5.3  Combination of Shares.  If the number of shares of Common Stock
          ---------------------
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock of the Company, the per share purchase price shall be appropriately increased and the number of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

     5.4  Recapitalizations.  If at any time or from time to time there shall be
          -----------------
a recapitalization of the Common Stock (other than a split, subdivision or combination provided for elsewhere in this Section 5), provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exercise would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of this Warrant after the recapitalization to the end that the provisions of this
Section 5 (including adjustment of the purchase price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

     5.5  Adjustments for Other Distributions.  In the event the Company shall
          -----------------------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends), or options, or rights not referred to in subsection 5.2, then, in each such case for the purpose of this subsection 5.5, upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     5.6  Certificate as to Adjustments.  In the case of each adjustment or
          -----------------------------
readjustment of the purchase price pursuant to this Section 5, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment, and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the holder of this Warrant. The Company will, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth:

          (a) such adjustments and readjustments;

          (b) the purchase price at the time in effect; and

          (c) the number of Warrant Shares receivable upon the exercise of this Warrant.

     6.   Fractional Shares.  No fractional shares of Common Stock will be
          -----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the current market price of such Shares then in effect as determined in good faith by the Company's Board of Directors.

     7.   Privilege of Stock Ownership.  Prior to the exercise of this Warrant,
          ----------------------------
the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, or exercise preemptive rights, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this
Section 7, however, shall limit the right of the Holder to be provided the notices described in Section 4, hereof, or to participate in distributions described in Section 5 hereof if the Holder ultimately exercises this Warrant.

     8.   Limitation of Liability.  Except as otherwise provided herein, in the
          -----------------------
absence of affirmative action by the Holder hereof to purchase the Warrant Shares, no mere enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     9.   Warrant Register.
          ----------------

     9.1 The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. Holder may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to Holder as shown on the Warrant Register and at the address shown on the Warrant Register.

     9.2 This Warrant may not be exercised without compliance with all applicable federal and state securities laws by the Holder (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

     9.3 The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     9.4 This Warrant and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL

          SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

     10.  Lock-Up.  For a period of twenty four (24) months following the
          -------
closing date of the Company's contemplated public offering under Registration Statement No. 333-3184, the Holder shall not directly or indirectly, offer, sell (including by effecting any short sale), loan, hypothecate, pledge, grant any option for the sale of, acquire any option to dispose of, transfer or gift (except for estate planning or charitable transfers or other private sales, provided the transferees agree to be bound by the same restrictions on transfer), or otherwise dispose of any Shares without obtaining the prior written consent of Patterson Travis, Inc. ("PT") (which consent may be withheld or granted in PT's discretion). The Holder acknowledges and agrees that in order to enforce the covenants contained in this Paragraph 10, the Company will impose stop-transfer instructions with respect to the Shares until the end of such twenty four (24) month period for transfers other than those exceptions described above. In addition, the Holder waives any registration rights he may have with respect to all such Shares for such twenty four (24) month period. This Paragraph 10 shall lapse and become null and void if no closing of such public offering shall have occurred on or before the date which is 90 days (or, if such public offering is extended by agreement of the Holder and the Company, an additional 90 days thereafter) after the date of this Warrant.

     11.  Termination of Services.  If the Holder ceases to provide consulting
          -----------------------
services under that certain Consulting Agreement with the Company dated the date hereof or ceases to serve as a director of the Company for any reason or no reason, he may, but only within thirty (30) days after the earlier of (a) the date he ceases to provide consulting services under the above-mentioned Consulting Agreement or (b) the date he ceases to serve as a director of the Company, exercise this Warrant to the extent he was entitled to exercise it at the date of such termination. To the extent he was not entitled to exercise this Warrant at such date, or if he does not exercise it within the time specified herein, this Warrant shall terminate.

     12.  Non-Transferability of Warrant.  This Warrant may not be assigned,
          ------------------------------
hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Holder only by him. The terms of this Warrant shall be binding upon the executors, administrators, heirs and successors of the Holder.

     13.  Representations and Warranties.  The Company represents and warrants
          ------------------------------
to the Holder as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; and

          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

     14.  Notices.  Any notice, request or other document required or permitted
          -------
to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     15.  Lost Warrants or Stock Certificates.  The Company covenants to the
          -----------------------------------
Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (in the case of a regulated financial institution, a direct letter of indemnity shall be deemed reasonably satisfactory to the Company), or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     16.  Descriptive Headings.  The descriptive headings of the several
          --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     17.  Governing Law.  This Warrant shall be construed and enforced in
          -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     18.  Amendments and Waivers.  Any term of this Warrant may be amended, and
          ----------------------
the observance of any term of this Warrant may be waived (either generally or in a particular instance, and either retroactively or prospectively), with the written consent of the Company and the Holder. Any such amendment or waiver shall be binding on the Company and the Holder and any subsequent transferee of this Warrant.


                         MEDJET INC.


                         By:    /s/ Eugene I. Gordon
                             ---------------------------------

                         Title: President
                                ------------------------------

                         Address:
                         1090 King Georges Post Rd., Suite 301
                         Edison, New Jersey  08837

Dated:  May 20, 1996